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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            -------------------------

                                   FORM 8-K/A
                                 Current Report
                     Pursuant To Section 13 Or 15(D) Of The
                         Securities Exchange Act Of 1934





Date of Report (Date of earliest event reported): November 28, 2003
                                                 -------------------------------



                        KEYCORP STUDENT LOAN TRUST 2002-A
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             (Exact Name of Registrant as Specified in its Charter)



          Delaware                  333-62624-03               73-1636567
----------------------------  ------------------------  ------------------------
(State or Other Jurisdiction  (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                     Identification No.)




 c/o Key Bank USA, National Association, as Administrator, 800 Superior Avenue,
                   Attn: Jeneen Sloan, Cleveland, Ohio 44114
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                    (Address of Principal Executive Offices)


Registrant's Telephone Number, Including Area Code:   (216) 828-9367
                                                   -----------------------------





                             Exhibit Index on Page  4
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Item 5. OTHER EVENTS

On November 28, 2003, the KeyCorp Student Loan Trust 2002-A (the "Trust") made its regular, quarterly distribution of funds to holders of the Trust's Floating Rate Asset Backed Notes and distributed the Noteholder's Statement, filed herewith as Exhibit to this Form 8-K, to Noteholders of record.

In reliance upon certain no-action letters, including a letter dated May 9, 1997, issued by the Chief Counsel, Division of Corporate Finance of the Securities and Exchange Commission relating to the KeyCorp Student Loan Trust 1996-A, Registration No. 333-4274, the Trust is hereby filing the Noteholder's Statement reflecting the Trust's activities for the period ending October 31, 2003, including a statistical summary of the delinquency and default characteristics of the Trust's student loan portfolio as of such date.


LITIGATION

Key Bank USA, National Association ("KBUSA") is a named defendant in a number of lawsuits brought by students attending schools that have subsequently closed. The student loans that are the subject of these lawsuits are all private, non-guaranteed loans, originated by KBUSA under its Key CareerLoan Program ("Key CareerLoans"). Key CareerLoans provide financing for students enrolled part-time (including less than half- time) and full-time in undergraduate, graduate, evening, weekend, distance learning, certificate, continuing education, information technology or other approved specialized technical training programs.

The students involved in these lawsuits were enrolled in classes at these schools and applied for and received student loans from KBUSA to pay costs of their attendance at these schools. After disbursement of the loan proceeds, the schools closed and the borrowers either did not attend class or attended class for less than the full term for which loan proceeds were disbursed. Plaintiffs in these suits have alleged that KBUSA is at fault for various reasons relating to KBUSA's loan disbursement procedures, alleged defects in the forms of KBUSA's loan documentation, the failure of some of the schools to have all necessary licenses and a variety of other matters. Based on a variety of claims, including breach of contract, breach of fiduciary duty, truth-in-lending violations, unjust enrichment and/or common law restitution, the plaintiffs generally are arguing that because they did not receive all of the educational services the costs of which were paid from the proceeds of the related student loans, they are not obligated to repay the loans. KBUSA believes that it has valid defenses to these claims and intends to defend them vigorously. At this time, however, KBUSA is unable to predict the outcome of this litigation.

As of October 31, 2003, approximately $3,497,294 of the student loans involved in these lawsuits are loans that are owned by the Trust and part of the Group II portion of the Trust pool of loans (amounting to approximately 0.41% of the aggregate Pool Balance and 0.55% of the Group II Pool Balance as of such date). Of those loans, as of October 31, 2003, (i) approximately $1,658,067 were current or delinquent 30 days or less, (ii) approximately $422,473 were 31 to 180 days delinquent, and (iii) approximately $1,416,404 were over 180 days delinquent. Depending on the outcome of this litigation, some or all of these loans, or a portion thereof, may be uncollectible and, as a result, the Trust may suffer a loss.

There are additional Trust Group II student loans (specifically, Key CareerLoans) that are not involved in the lawsuits described above that were made to students attending schools that subsequently closed, although, at this time, KBUSA is unable to determine how many of these loans were made to students who did or did not complete the school term for which costs were paid from the student loans. As of October 31, 2003, the Trust owned approximately $6,607,476 of these loans (amounting to approximately 0.77% of the aggregate Pool Balance and 1.04% of the Group II Pool Balance as of such date) and approximately $4,483,612 of these loans are current or delinquent 30 days or less. This indicates delinquencies that are approximately two to three times higher than expected for Key CareerLoans generally. Accordingly, a portion of these loans may be uncollectible and, as a result, the Trust may suffer a loss.

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Item 7. EXHIBIT

Exhibit 99(a) -  Noteholder's Statement



























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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 28, 2003




                       KeyCorp Student Loan Trust 2002-A


                       By:  KeyBank USA, National Association, as Administrator



                       By:  /s/ Debra S. Fronius
                            --------------------------------------------
                                Debra S. Fronius
                                Vice President

























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                                 EXHIBIT INDEX





Exhibit

99(a) Noteholder's Statement                                                5










































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